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                                  Exhibit 11

                        Consent of Price Waterhouse LLP
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                       Consent of Independent Accountants


  We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 30 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report of the WRL Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in the Prospectus and Statement of Additional Information.

  Price Waterhouse LLP

  Kansas City, Missouri
  August 4, 1997